Exhibit 23(a)

Independent Auditors' Consent

Board of Directors
The Travelers Life and Annuity Company:

We consent to the use of our reports incorporated by reference herein. Our reports refer to changes in accounting for derivative instruments and hedging activities and for securitized financial assets in 2001.

/s/KPMG LLP

Hartford, Connecticut
March 29, 2002